UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2026

SS INNOVATIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	001-42615	47-3478854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405, 3rd Floor, iLabs Info Technology Centre Udyog Vihar, Phase III Gurugram, Haryana India	122016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +91 73375 53469

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	SSII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K (this “Current Report”), the terms “SSi,” “the Company,” “we,” “us” and “our” refer to SS Innovations International, Inc. and its subsidiaries.

Item 1.01 Entry into a Material Definitive Agreement.

“At the Market Offering” Program

On June 18, 2026, the Company entered into an ATM Sales Agreement (the “Sales Agreement”) with Virtu Americas LLC (“Virtu”), to sell shares of its common stock, par value $0.0001 per share (the “Common Stock”), for an aggregate offering price of up to $50 million (the “Shares”) from time to time, through an “at the market offering” (the “ATM Offering”) program under which Virtu will act as an exclusive sales agent or principal.

On June 18, 2026, the Company filed a prospectus supplement (the “Prospectus Supplement”) with the Securities and Exchange Commission (the “SEC”) relating to the Company’s shelf registration statement on Form S-3 (File No. 333-295501), originally filed with the SEC on May 1, 2026, and declared effective by the SEC on May 18, 2026, under which the Company may offer and sell Common Stock having an aggregate offering price of up to $50 million through Virtu pursuant to the Sales Agreement.

Sales of the Shares under the Sales Agreement may be made by any method that is deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (“Securities Act”), or by any other method permitted by law. Virtu will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices. The compensation payable to Virtu for sales of Shares pursuant to the Sales Agreement will be up to 3.0% of the gross proceeds for any shares of Common Stock sold to or through Virtu. In addition, the Company has agreed to reimburse Virtu for certain specified expenses it incurs in the performance of its obligations, provided, however, that the Company and Virtu have agreed that the Company will not be responsible for reimbursing Virtu for any of these expenses if the Company sells a number of Shares under the Sales Agreement that results in raising a certain amount of gross proceeds on or prior to the first anniversary of the date of the Sales Agreement. The Sales Agreement may be terminated by the Company or Virtu in accordance with the terms therein. The Company made certain customary representations, warranties and covenants concerning the Company and the Shares in the Sales Agreement and agreed to indemnify Virtu against certain liabilities, including liabilities under the Securities Act.

The description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

The legal opinion of Lewis Brisbois Bisgaard & Smith LLP relating to the Shares is being filed as Exhibit 5.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	ATM Sales Agreement, dated June 18, 2026, by and between SS Innovations International, Inc and Virtu Americas LLC
5.1	Opinion of Lewis Brisbois Bisgaard & Smith LLP
23.1	Consent of Lewis Brisbois Bisgaard & Smith LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2026	SS INNOVATIONS INTERNATIONAL, INC.

	By:	/s/ Sudhir Srivastava
Sudhir Srivastava, M.D.
Chairman and Chief Executive Officer

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